UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

Structured Products Corp.
on behalf of

CorTS Trust II for Verizon Global Funding Notes
(Exact name of registrant as specified in its charter)

Delaware	001-31952	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street New York, New York	10013	(212) 816-7496
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

This current report on Form 8-K relates to a distribution made to holders of the Certificates issued by the CorTS Trust II for Verizon Global Funding Notes.

Structured Products Corp., the registrant hereunder, acts as depositor of the CorTS Trust II for Verizon Global Funding Notes (the "Trust"). The sole assets of the Trust are $25,000,000 7.75% Notes due December 1, 2030 (the "Term Assets") issued by Verizon Global Funding Corp.  Pursuant to the trust agreement governing the Trust, the Trust issued 2,400,000 Corporate–Backed Trust Certificates (the "Certificates") representing $60,000,000 aggregate certificate principal balance of Notes, of which 1,000,000 certificates representing $25,000,000 aggregate certificate principal balance of Notes are currently outstanding.   Pursuant to the trust agreement governing the Trust and the Warrant Agent Agreement, the Trust has issued 60,000 Warrants (the "Call Warrants"); of which 25,000 are currently outstanding.  U.S. Bank National Association, in its capacity as Warrant Agent, has received a notice from the holder of the Call Warrants of its intent to exercise 25,000 of the Call Warrants to purchase $25,000,000 of the Term Assets on September 24, 2010.  The exercise of the Call Warrants is conditional upon receipt by the Trustee of the Warrant Exercise Purchase Price by 11:00 a.m. (New York City time) with respect to such exercise on the Exercise Date. As a result, if the Trustee receives the Warrant Exercise Purchase Price, (i) all outstanding Class A Certificates will be redeemed on September 24, 2010 (the "Redemption Date") at a price of $25 per Class A Certificate plus accrued interest of $0.480642 per Class A Certificate to the Redemption Date and (ii) all outstanding Class B2 Certificates will be redeemed on the Redemption Date after payment of the Warrant Class B2 Purchase Price of $186.819128 per Class B2 Certificate plus accrued and unpaid interest of $5.100694 per Class B2 Certificate to the Redemption Date.  If the Certificates are redeemed, no interest will accrue on the Certificates after the Redemption Date.  If the Trustee does not receive the Warrant Exercise Purchase Price, then (i) the Certificates issued by the Trust will not be redeemed and they will continue to accrue distributions as if no exercise notice had been given and (ii) the Call Warrant Holder may elect to deliver a conditional notice of exercise in the future.  Any capitalized terms used herein and not otherwise defined have the definition given to them in the documents pursuant to which the Trust is governed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Stanley Louie
________________________________
Name: Stanley Louie
Title: Vice President, Finance Officer

September 13, 2010